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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-Q (continued)

                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

                                                         Three Months Ended
                                                              March 31,
                                                       2007              2006
                                               ------------------  ------------------
                                                (In thousands, except per share data)
BASIC

Net Income                                     $              658  $              703
/ Weighted Average Shares                                   3,982               4,004
                                               ------------------  ------------------

Basic Earnings Per Share                       $             0.17  $             0.18
                                               ==================  ==================

DILUTED

Net Income                                     $              658  $              703
/ Weighted Average Shares                                   4,043               4,078
                                               ------------------  ------------------
Diluted Earnings Per Share                     $             0.16  $             0.17
                                               ==================  ==================

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*Per share data has been retroactively adjusted to stock dividends.

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